Exhibit 10.8

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of July 26, 2005, by and among OPTA SYSTEMS, LLC, a Delaware limited liability company doing business as “GoVideo” (“GoVideo”), OPTA CORPORATION, a Delaware corporation (“Opta”), TCL MULTIMEDIA TECHNOLOGY HOLDINGS LIMITED, a Cayman Islands company (“TCLMM”), TCL INDUSTRIES (H.K.) HOLDINGS LIMITED, a Hong Kong company (“TCLI”) and ASIA FOCUS INDUSTRIAL LTD., a Hong Kong company (“Asia Focus”).

RECITALS

WHEREAS, GoVideo is the borrower under (i) that certain loan agreement (in Chinese) dated January 18, 2005 between Opta and TCLI whereby TCLI agrees to lend Opta, which Opta onlend to GoVideo, the original principal amount of US$4,500,000 for the period from February 9, 2005 to August 8, 2005 (“Contract #2005-01”), (ii) that certain loan agreement (in Chinese) dated January 18, 2005 between GoVideo and TCLI whereby TCLI agrees to lend GoVideo the original principal amount of $1,500,000 for the period from January 25, 2005 to July 24, 2005 (“Contract #2005-02”), and (iii) that certain loan agreement (in Chinese) dated January 18, 2005 between GoVideo and Asia Focus whereby Asia Focus agrees to lend GoVideo the original principal amount of $4,700,000 for the period from February 12, 2005 to August 11, 2005 (“Contract #2005-03”) Contract #2005-01, Contract #2005-02 and Contract #2005-03 are collectively referred to as the “Existing Loan Agreements”).

WHEREAS, the Existing Loan Agreements are secured by Opta pursuant to (i) a Security Agreement (in Chinese) dated January 18, 2005 between Opta and TCLI in respect of Contract #2005-01, (ii) a Security Agreement (in Chinese) dated January 18, 2005 between Opta and TCLI in respect of Contract #2005-02, and (iii) a Security Agreement (in Chinese) dated January 18, 2005 between Opta and Asia Focus in respect of Contract #2005-03 (the three security agreements described in (i), (ii) and (iii) of this Recital shall be referred to collectively hereafter as the “Opta Guaranty”).

WHEREAS, the Opta Guaranty consists of the pledge by Opta of 13,959,430 shares of common stock (collectively, the “Correlant Shares”) of Correlant Communications, Inc., a Delaware corporation (“Correlant”), owned by Opta.

WHEREAS, GoVideo desires to sell, and TCLMM desires to purchase, all of GoVideo’s intellectual property rights and assets (the “GoVideo IP”) by having (i) GoVideo transfer to TCLMM all of GoVideo’s right, title and interest in and to the GoVideo IP pursuant to an Intellectual Property Assignment attached hereto as Exhibit A, (ii) TCLMM assume all of the debt obligations owed by GoVideo and Opta to TCLI and Asia Focus under the Existing Loan Agreements and (iii) GoVideo issue a promissory note in favor of TCLMM for a principal amount that represents the difference between the value of the GoVideo IP and the total amount of obligations being assumed by TCLMM under the Existing Loan Agreements if the latter is greater than the former and secure such note with a pledge or lien on all of its remaining assets.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that all actions described herein will be deemed to have occurred simultaneously on the date hereof and are specifically conditioned upon the occurrence of the other transactions as follows:

1.                                      Assumption of Debt Obligations and Release of GoVideo.

1.1                                 GoVideo hereby transfers to TCLMM, and TCLMM hereby assumes in full as debtor, all of the obligations owed by GoVideo and Opta to TCLI and Asia Focus under the Existing Loan Agreements, which total amount, including accrued and unpaid interest and other amounts due and payable as of the date hereof is US$11,000,000 (the “Existing Loan Amounts”).

1.2                                 Each of Asia Focus and TCLI hereby consents to the foregoing transfer and assumption and forever release GoVideo and Opta and their respective officers, directors, managers, members, employees and agents from any and all obligations, claims and/or liabilities under the Existing Loan Agreements.  Each of Asia Focus and TCLI expressly acknowledge that they shall have no further recourse against GoVideo and Opta under the Existing Loan Agreements whatsoever.  Each of Asia Focus and TCLI voluntarily waives any and all rights or benefits that it may now have, or in the future may have, against GoVideo and Opta under the Existing Loan Agreements under the terms of Section 1542 of the California Civil Code, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

2.                                      Assignment of Intellectual Property and Issuance of New Note; License.

2.1                                 In consideration for TCLMM’s assumption of the obligations of GoVideo and Opta under the Existing Loan Agreements, GoVideo hereby agrees to (a) assign and transfer to TCLMM the GoVideo IP pursuant to the Intellectual Property Assignment to be executed by TCLMM and GoVideo concurrently herewith, (b) issue a new promissory note in favor of TCLMM in the form attached hereto as Exhibit B (the “New Note”) concurrently herewith in the principal amount equal to US$1,000,000 representing the difference between the Existing Loan Amounts and US$10,000,000, the value of the GoVideo IP as determined by the independent appraiser appointed by GoVideo (the “Estimated IP Valuation”); subject to adjustment provided in Section 2.2 below; and (c) grant to TCLMM a security interest in and to all of its existing assets.

2.2                                 Within 90 days of the date hereof, TCLMM shall appoint its own independent appraiser to confirm the value of the GoVideo IP.  If the valuation as determined by such appraiser (the “Final IP Valuation”) is less than the Estimated IP Valuation, then GoVideo and TCLMM shall add to the principal amount due on the New Note an amount equal to the difference between the Estimated IP Valuation and the Final IP Valuation.  Likewise, if the Final

IP Valuation is more than the Estimated IP Valuation, then GoVideo and TCLMM shall subtract from the principal amount due on the New Note an amount equal to the difference between the Final IP Valuation and the Estimated IP Valuation up to the maximum principal amount of US$1,000,000 of the New Note and in such event the New Note shall be cancelled and no further payments shall be made by TCLMM to GoVideo.

2.3                                 The obligations of GoVideo under the New Note shall be secured by GoVideo’s granting a security interest in the existing assets of GoVideo to TCLMM pursuant to a security agreement attached hereto as Exhibit C (the “Security Agreement”) to be executed by GoVideo and TCLMM concurrently herewith; provided that such lien shall be junior to the lien held by Wells Fargo Business Credit, Inc. (“Wells”) under the Credit and Security Agreement dated as of July 21, 2003, as amended to date between GoVideo and Wells.

2.4                                 Effective immediately after the assignment of the GoVideo IP to TCLMM, TCLMM hereby grants to GoVideo a 90-day, non-exclusive, worldwide license to use the GoVideo IP on a royalty-free basis from the date hereof.  Such license shall include GoVideo’s right to sublicense the GoVideo IP.  Within such 90-day period, GoVideo and TCLMM agree to negotiate in good faith the terms of a longer term license agreement to use the GoVideo IP required for GoVideo’s continuing operations.

3.                                      Release of Opta Guaranty and Security Interest.

3.1                                 Upon the execution hereof by all parties hereto and GoVideo’s execution and delivery of the New Note and the Security Agreement, each of Asia Focus and TCLI hereby forever releases in full Opta and its officers, directors, employees and agents from any and all obligations, claims and/or liabilities under the Existing Loan Agreements and/or the Opta Guaranty and each of Asia Focus and TCLI each expressly acknowledges that they shall have no further recourse against Opta under the Existing Loan Agreements and/or the Opta Guaranty whatsoever.  Each of Asia Focus and TCLI knowingly and voluntarily waives any and all rights or benefits that it may now have, or in the future may have, against Opta under the Existing Loan Agreeements and/or the Opta Guaranty under the terms of Section 1542 of the California Civil Code, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

3.2                                 Concurrently herewith, each of TCLI and Asia Focus hereby releases their security interests in the Correlant Shares and any security interest that each of TCLI and Asia Focus may have in shares of Series D Preferred Stock of Correlant owned by Opta and agrees to promptly deliver to Opta the original stock certificates evidencing the Correlant Shares.

4.                                      Miscellaneous.

4.1                                 Notices.  All notices, demands, or requests from one party to another shall, unless otherwise specified herein, be delivered personally, sent by mail, certified or registered, return receipt requested, sent by overnight courier or sent by facsimile, to the persons and addresses identified below.  Any such notice, demand or request shall be deemed to have been received when personally delivered, five (5) days after mailing, the day after deposit with an overnight courier, or upon delivery by facsimile in the manner set forth below:

OPTA OR GOVIDEO:

c/o Opta Corporation
1350 Bayshore Highway, Suite 740
Burlingame, CA 94010
Attn:  Chief Executive Officer
Facsimile:  (650) 579-3606

With Notice To:

Reed Smith
1901 Avenue of the Stars, Suite 700
Los Angeles, CA 90067
Attn:  John Iino, Esq.
Facsimile:     (310) 734-5299

TCLMM:
TCL Multimedia Technology Holdings Limited
13/F, TCL Tower
8 Tai Chung Road
Tsuen Wan, N.T., Hong Kong
Attn:  Chairman Li Dong Sheng
Facsimile:  (852) 2405-8411

TCLI:
TCL Industries Holdings (H.K.) Limited
Suite 1102, Chinachem Tsuen Wan Plaza
No. 457 Castle Peak Road
Tsuen Wan, N.T., Hong Kong
Attn:  Lu Zhong Li
Facsimile:  (852) 2402-2602

Asia Focus:
Asia Focus Industrial Limited
Suite 1307, Chinachem Tsuen Wan Plaza
No. 457 Castle Peak Road
Tsuen Wan, N.T., Hong Kong
Attn:  Yuan Bing
Facsimile:  (852) 2402-2137

or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties pursuant to this paragraph.

4.2                                 Public Disclosure.  From the date hereof, no party shall make any press release or other public announcement concerning the terms of this Agreement without first allowing the other to approve the contents of such press release or other public announcement, except as and to the extent that any such party shall be so obligated by applicable law, in which case such party shall allow any other party reasonable time to comment on such release or announcement and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary by Opta to comply with SEC rules or regulations.

4.3                                 Amendments; Waivers.  This Agreement may not be modified or amended except in writing signed by the parties and the terms of this Agreement may not be waived except in writing signed by the parties.

4.4                                 GOVERNING LAW; JURISDICTION; WAIVER.  THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).  THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS.  EACH PARTY HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT BEING BROUGHT IN THE SUPERIOR COURT FOR THE COUNTY OF SAN MATEO OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

4.5                                 Headings.  Section or other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

4.6                                 Successors and Assigns.  This Agreement shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns and shall be binding upon and enforceable against the parties hereto and their respective successors and assigns.

4.7                                 Entire Agreement.  This Agreement, the Intellectual Property Assignment, the New Note and the Security Agreement express the entire understanding of the parties with respect to the transactions contemplated hereby.

4.8                                 No Third Party Beneficiaries.  This Agreement does not and shall not be construed to confer any rights or remedies upon any person other than the parties to this Agreement and their respective successors and permitted assigns.

4.9                                 Neutral Construction.  Each of the parties hereto has been involved in the negotiation, review and execution of this Agreement; and each has had the opportunity to receive independent legal advice from an attorney or attorneys of its choice with respect to the advisability of making and executing this Agreement.  In the event of any dispute or controversy regarding this Agreement, the parties hereto shall be considered to be the joint authors of this Agreement and no provision of this Agreement shall be interpreted against a party hereto because of authorship.

4.10                           Severability.  The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

4.11                           Further Assurances.  Each of the parties agree to take all reasonable steps and to execute all other reasonable documents that may in such party’s reasonable discretion be necessary to consummate or document the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

OPTA SYSTEMS, LLC

By:
	Name:	/s/ David Xiong
Title: Chief Executive Officer

OPTA CORPORATION

By:
	Name:	/s/ Sean Wang
Title: Chief Operating Officer

TCL MULTIMEDIA TECHNOLOGY HOLDINGS LIMITED

By:
	Name:	/s/ Li Dong Sheng
Title: Chairman

TCL INDUSTRIES (H.K.) HOLDINGS LIMITED

By:
	Name:	/s/ Lu Zhong Li
Title: Director

ASIA FOCUS INDUSTRIAL LTD.

By:
	Name:	/s/ Yuan Bing
Title: Director